SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         Current Report

                          June 8, 2004
       --------------------------------------------------
       (Date of Report - Date of Earliest Event Reported)

                           33-02035-A
                    ------------------------
                    (Commission File Number)



                   RAM Venture Holdings Corp.
                   ==========================


            Florida                                   59-2508470
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(State or other jurisdiction of                     (IRS Employer
 incorporation or organization)                   Identification No.)



  5310 South Shackleford Road, Suite D, Little Rock, Arkansas 72204
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              (Address of Principal Executive Offices)

                           (501) 228-5590
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                   (Registrant's Telephone Number)

   3040 E. Commercial Boulevard, Ft. Lauderdale, Florida 33308
   -----------------------------------------------------------
      (Former Name, Former Address and Former Fiscal Year,
                  if changed since last report)


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Item 2.   Acquisition or Disposition of Assets
          ------------------------------------

On June 8, 2004, the Registrant acquired an option to purchase substantially all of the assets of Mack's Sport Shop LLP, an Arkansas limited limited liability partnership and Mack's Prairie Wings (collectively "Mack's) used and useful in Mack's outdoors activities businesses, Mack Sport Shop and Mack's Prairie Wings.

The option and assets include current assets, cash, cash equivalents and the like and tangible and intangible property comprised of inventories, customer lists, marks, trademarks and other intellectual property; but do not include the business location real property or a certain private clubhouse located on other real property which shall both remain Mack's property. The exercise/purchase price for the assets to be acquired is approximately $8,500,000 and the Registrant's assumption of Mack's liabilities, including trade and bartered liabilities, to be determined prior to the Registrant's exercise of its option.

The Company intends to acquire Mack's assets and businesses with proceeds of a private placement to be undertaken shortly. As a proposed acquisition option holder, the Registrant has the right to acquire Mack's businesses but not the obligation.


Item 7.   Financial Statements and Exhibits
          ---------------------------------

  (c)  The following exhibits are included herein:

  10.1 Option to Purchase Assets between the Registrant (Option Holder) and Mack's Sport Shop LLP and Mack's Prairie Wings.


                           SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              RAM VENTURE HOLDINGS CORP.



Dated: June 21, 2004          BY: /s/Jeff Harris
                                 --------------------------------
                                 Jeff Harris, President


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